UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2021 (June 2, 2021)

INDEPENDENCE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40178	98-1572684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue

29th floor, Suite B

New York, NY 10172

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 704-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-fifth of one Redeemable Warrant	ACQRU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	ACQR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	ACQRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 2, 2021, the board of directors (the “Board”) of Independence Holdings Corp. (the “Company”) approved an increase in the size of the Board from four (4) directors to five (5) directors and elected Ahmedulla Khan Khaishgi as a member of the Board’s second class of directors. The Board appointed Mr. Khaishgi as a member of the audit committee and as a member of the compensation committee.

Mr. Khaishgi has over 25 years of experience in financial technology leadership, corporate strategy and transactions. Currently, Mr. Khaishgi is SVP Special Projects at SquareTrade, Inc. (“SquareTrade”), a subsidiary of The Allstate Corporation (“Allstate”), and is serving on the Signifyd, Inc. board of directors and the investment committee of Mentors Fund LLC, where he is a Founding Partner. Mr. Khaishgi is a Co-Founder of SquareTrade and served as its CEO from 2014 to March 2020. During his tenure as CEO, Mr. Khaishgi led SquareTrade to over 120 million active policy holders and developed partnerships with some of the largest retailers and operators in the world. Under Mr. Khaishgi’s leadership, SquareTrade raised over $250 million from investors culminating in its $1.4 billion acquisition by Allstate in November 2016. Prior to co-founding SquareTrade, Mr. Khaishgi worked at McKinsey & Company, Inc. and The Procter & Gamble Company. Mr. Khaishgi holds a bachelor of science degree in Computer Engineering from the King Fahd University of Petroleum and Minerals and an MBA from Harvard Business School, where he graduated as a Baker Scholar.

There is no arrangement or understanding between Mr. Khaishgi and any other person pursuant to which she or he was selected as a director of the Company, and there is no family relationship between Mr. Khaishgi and any of the Company’s other directors or executive officers.

The Board has determined that Mr. Khaishgi is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules. There are no transactions between the Company and Mr. Khaishgi that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Holdings Corp.

By:	/s/John Lawrence Furlong
	Name:	John Lawrence Furlong
	Title:	Chief Executive Officer

Dated: June 3, 2021